UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 16, 2004

BLYTH, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-13026	36-2984916
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

One East Weaver Street, Greenwich, Connecticut 06831
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, including Area Code (203) 661-1926

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 4.             Changes in Registrant’s Certifying Accountant.

(a)  Previous independent accountants

(i) On March 16, 2004, the Board of Directors of Blyth, Inc. (the “Company”), acting upon the recommendation of its Audit Committee, dismissed PricewaterhouseCoopers LLP (“PwC”) as the independent accountants of the Company.  The conclusion of PwC’s engagement as the Company’s independent accountants is effective as of the date of its report on the financial statements of the Company as of January 31, 2004 and for the year then ended, which financial statements will be included in the Annual Report on Form 10-K for the fiscal year ended January 31, 2004.

(ii) PwC’s reports on the financial statements of the Company for the fiscal years ended January 31, 2002 and 2003 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

(iii) In connection with its audits of the financial statements of the Company as of January 31, 2002 and 2003 and for the years then ended and through March 16, 2004, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to PwC’s satisfaction, would have caused or will cause PwC to make reference thereto in their report on the Company’s financial statements for such fiscal years.

(iv) During each of the two years in the period ended January 31, 2003 and through March 16, 2004, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

(v) The Company has provided PwC with a copy of the foregoing disclosures and has requested that PwC provide a letter addressed to the Securities Exchange Commission stating whether or not it agrees with the above statements.

(b) New independent accountants

On March 16, 2004, the Board of Directors of the Company, acting upon the recommendation of its Audit Committee, appointed Deloitte & Touche LLP as the independent accountants of the Company for the fiscal year ending January 31, 2005.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLYTH, INC.

Date: March 23, 2004	By:	/s/ Bruce D. Kreiger
	Name:	Bruce D. Kreiger
	Title:	Vice President & General Counsel